Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-40867, 333-52226, 333-38394, 333-34280, 333-79315, 333-102702, 333-102700, 333-102006, and 333-134898) of Del Monte Foods Company of our report dated August 28, 2006 relating to the financial statements of the Pet Snacks Business (a component of Kraft Foods Inc.), which appears in this Current Report on Form 8-K/A of Del Monte Foods Company dated September 14, 2006.
/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
September 14, 2006